UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2011
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)
281-776-7000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2011, The Men’s Wearhouse, Inc. (the “Company”), Moores The Suit People Inc., one of the Company’s Canadian subsidiaries (“MSP”), and MWUK Holding Company Limited, one of the Company’s UK subsidiaries (“MWUK”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), with a group of banks. The Credit Agreement amends and restates the Company’s existing credit facility, which provided the Company with a revolving credit facility that was scheduled to mature on February 11, 2012 as well as a term loan to its Canadian subsidiaries which outstanding balance was paid in full during the fourth quarter. The Company intends to use the Credit Agreement for general corporate purposes.
     The Credit Agreement provides the Company with a $200.0 million senior revolving credit facility that can be expanded to $300.0 million upon additional lender commitments. The Credit Agreement matures on January 26, 2016. The Credit Agreement is secured by equity interests of certain of the Company’s subsidiaries and intercompany debt payable to the Company and certain of the Company’s subsidiaries. Borrowings by the Company are guaranteed by certain of its U.S. subsidiaries. Borrowings by MSP and MWUK are guaranteed by the Company.
     The Credit Agreement has several borrowing options which accrue interest by reference, at the Company’s election, to the adjusted LIBO rate, adjusted EURIBO rate, CDO rate, Canadian prime rate or alternate base rate (as each is defined in the Credit Agreement) plus a varying interest rate margin. The Credit Agreement also provides for fees applicable to amounts available to be drawn under outstanding letters of credit and fees on unused commitments.
     The Credit Agreement contains representations, warranties, covenants, including the requirement to maintain certain financial ratios, and events of default that are generally representative of a commercial loan made to an investment-grade company. The Company’s debt, however, is not rated, and the Company has not sought, and is not seeking, a rating of its debt.
     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
     The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description
10.1	Second Amended and Restated Credit Agreement, dated as January 26, 2011, by and among The Men’s Wearhouse, Inc., Moores The Suit People Inc., MWUK Holding Company Limited, the financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as European Agent (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2011

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated as January 26, 2011, by and among The Men’s Wearhouse, Inc., Moores The Suit People Inc., MWUK Holding Company Limited, the financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as European Agent (filed herewith).

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